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                                                                 Exhibit (10)(e)

                           THE LUBRIZOL CORPORATION
                       EXCESS DEFINED CONTRIBUTION PLAN
                                 (As Amended)

         The Lubrizol Corporation hereby establishes, effective as of December 31, 1986, The Lubrizol Corporation Excess Defined Contribution Plan (the "Plan") for the purpose of supplementing the benefits of certain employees, as permitted by Section 3(36) of the Employee Retirement Income Security Act of 1974.

                                   ARTICLE I

                                  DEFINITIONS

         1.1 DEFINITIONS. For the purposes hereof, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:

         (a) BENEFICIARY. The term "Beneficiary" shall mean the person or persons who shall be designated by a Participant to receive distribution of such Participant's interest under the Plan in the event such Participant dies before full distribution of his interest.

         (b) CODE. The term "Code" shall mean the Internal Revenue Code as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

         (c) COMPANY. The term "Company" shall mean The Lubrizol
Corporation, an Ohio corporation, its corporate successors and the surviving corporation resulting from any merger of The Lubrizol Corporation with any other corporation or corporations.

         (d) FUND. The term "Fund" shall mean each separate investment fund established and maintained under the Trust Agreement.

         (e)  LUBRIZOL PROFIT-SHARING PLAN. The term "Lubrizol
Profit-Sharing Plan" shall mean The Lubrizol Corporation Employees' Profit-Sharing Plan as the same shall be in effect on the date of a Participant's retirement, death, or other termination of employment.

         (f) PARTICIPANT. Effective September 30, 1994, The term "Participant" shall mean any person employed by the Company who is listed on Appendix A attached hereto, or who is designated by the Board of Directors as an officer for the purposes of Section 16 of the Securities Exchange Act of 1934, or whose benefits under the Profit-Sharing Plan are limited by the application of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

         (g) PLAN. The term "Plan" shall mean the excess defined contribution retirement plan as set forth herein, together with all amendments hereto, which Plan shall be called "The Lubrizol Corporation Excess Defined Contribution Plan."

         (h) PLAN YEAR. The term "Plan Year" shall mean the calendar year.
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         (i) SUPPLEMENTAL COMPANY CONTRIBUTIONS.  The term "Supplemental
Company Contributions" shall mean the contributions made by the Company under the Plan in accordance with the provisions of Section 2.2.

         (j) TRUST AGREEMENT. The term "Trust Agreement" shall mean The Lubrizol Corporation Excess Defined Contribution Plan Trust Agreement.

         (k) TRUST ASSETS. The term "Trust Assets" shall mean all property held by the Trustee pursuant to the Trust Agreement.

         (l) TRUSTEE. The term "Trustee" shall mean the trustee of The Lubrizol Corporation Excess Defined Contribution Trust.

         (m) VALUATION DATE. The term "Valuation Date" shall mean the last day of each Plan Year and any other date as may be agreed upon by the Company and the Trustee.

         (n) SEPARATE ACCOUNTS. The term "Separate Accounts" shall mean each account established on behalf of a Participant under the Plan and credited with Supplemental Company Contributions in accordance with the provisions of Section 2.3.

         (o) LUBRIZOL DEFERRED COMPENSATION PLAN. Effective July 1, 1994, the term "Lubrizol Deferred Compensation Plan" shall mean The Lubrizol Corporation Deferred Compensation Plan for Officers (which was adopted effective July 25,
1994), as shall be in effect on the date of the Participant's retirement, death, or other termination of employment.

         1.2 ADDITIONAL DEFINITIONS. All other words and phrases used herein shall have the meanings given them in the Lubrizol Profit-Sharing Plan, unless a different meaning is clearly required by the context.

                                   ARTICLE II

                           SUPPLEMENTAL CONTRIBUTIONS

         2.1 ELIGIBILITY. Effective September 30, 1994, a Participant whose benefits under the Lubrizol Profit-Sharing Plan are limited with respect to any Plan Year by Section 401(a)(17) or 415 of the Code, or who participated in the Lubrizol Deferred Compensation Plan, shall be eligible to have contributions made with respect to him under the Plan in accordance with the provisions of this Article II.

         2.2 SUPPLEMENTAL COMPANY CONTRIBUTIONS. Effective September 30, 1994, in the event that Company contributions under the Lubrizol Profit-Sharing Plan with respect to a Participant are limited for any Plan Year due to the provisions of Section 401(a)(17) or 415 of the Code, or due to the Participant's participation in the Lubrizol Deferred Compensation Plan, the amounts by which such contributions are limited shall be credited under the Plan by the Company and shall be designated as Supplemental Company Contributions.

         2.3 ALLOCATION OF CONTRIBUTIONS. Effective September 30, 1994, Supplemental Company Contributions shall be allocated among the Separate Accounts of the Participants on whose behalf such contributions are made.
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         2.4  ADMINISTRATION OF SEPARATE ACCOUNTS.  Effective September 30,
1994, each Separate Account to which contributions under Sections 2.2 and 2.3 are credited and allocated shall be credited monthly with the net monthly increase experienced by the General Fund of the Lubrizol Profit-Sharing Plan.

                                  ARTICLE III

                                  DISTRIBUTION

         3.1 VESTING. Each Participant as of December 31, 1993, shall be 100 percent vested in the value of his Separate Accounts. Each new Participant after December 31, 1993, shall be vested in the value of his Separate Accounts under this Plan as determined in accordance with the vesting provisions of the underlying qualified plans.

         3.2 DISTRIBUTION. Effective September 30, 1994, each Participant who terminates employment with the Company and its related corporations shall receive the balance in his Separate Account as soon as reasonably practical after his termination in one of the following optional forms of benefit chosen by the Participant prior to termination:

                 (i)      a single lump-sum payment; or

                 (ii) annual installments of up to ten payments, the first of which shall be paid within 30 days of the Participant's termination, and subsequent installments of which shall be paid on the anniversary date of the payment of the first installment. Such installments shall be determined by dividing the value of the Participant's Separate Account (determined in the same manner as under the Lubrizol Profit-Sharing Plan) by the number of installments to be paid and adjusting for interest based on the PBGC interest rate in effect on the date of termination. Installments after the first installments shall include such interest which accrues during the 12-month period occurring since the date the prior installment was paid.

         Notwithstanding the foregoing provisions of the Plan to the contrary, if the present value of the Separate Account is less than $25,000, such benefit shall be paid in a single lump-sum payment.

         3.3 DISTRIBUTION IN THE EVENT OF DEATH. Effective September 30, 1994, in the event of the death of a Participant prior to distribution in full of his interest under the Plan, his Beneficiary shall receive distribution of such interest. In the event of death of a Participant prior to making an election for benefits, such Beneficiary shall receive distribution of such interest as soon as practicable after such Participant's death in the form elected by such Beneficiary pursuant to Section 3.2. The Beneficiary under this Section 3.3 shall be the person designated as the Participant's beneficiary under the Lubrizol Profit-Sharing Plan. If no Beneficiary survives such Participant or if no Beneficiary has been designated by such Participant, the estate of such Participant shall be the Beneficiary and receive distribution thereof. If any Beneficiary dies after becoming entitled to receive distribution hereunder and before such distribution is made in full, and if no other person or persons have been designated to receive the balance of such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.
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                                   ARTICLE IV

                                 ADMINISTRATION

         The Company shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making any required supplemental benefit payments. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any supplemental retirement benefits and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The Company may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.

                                   ARTICLE V

                           AMENDMENT AND TERMINATION

         The Company reserves the right to amend or terminate the Plan in whole or in part at any time and to suspend operation of the Plan, in whole or in part, at any time, by resolution or written action of its Board of Directors or by action of a committee to which such authority has been delegated by the Board of Directors; provided, however, that no amendment shall result in the forfeiture or reduction of the interest of any Participant or person claiming under or through any one or more of them pursuant to the Plan. Any amendment of the Plan shall be in writing and signed by authorized individuals.


                                   ARTICLE VI

                                 MISCELLANEOUS


         6.1 NON-ALIENATION OF RETIREMENT RIGHTS OR BENEFITS. No Participant shall encumber or dispose of his right to receive any payments hereunder, which payments or the right thereto are expressly declared to be non-assignable and non-transferable. If a Participant or Beneficiary attempts to assign, transfer, alienate or encumber his right to receive any payment under the Plan or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then thereafter during the life of such Participant or Beneficiary and also during any period in which any Participant or Beneficiary is incapable in the judgment of the Company of attending to his financial affairs, any payments which the Company is required to make hereunder may be made, in the discretion of the Company, directly to such Participant or Beneficiary or to any other person for his use or benefit or that of his dependents, if any, including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any. Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper allocation thereof.
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         6.2 PLAN NON-CONTRACTUAL. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.

         6.3 TRUST. In order to provide a source of payment for its obligations under the Plan, the Company has established The Lubrizol Corporation Excess Defined Contribution Plan Trust.

         6.4 INTEREST OF A PARTICIPANT. Subject to the provisions of the Trust Agreement, the obligation of the Company under the Plan to provide a Participant or Beneficiary with supplemental retirement benefits merely constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

         6.5 CONTROLLING STATUS. No Participant shall be eligible for a benefit under the Plan unless such Participant is a Participant on the date of his retirement, death, or other termination of employment.

         6.6 CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         6.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         6.8 GOVERNING LAW The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.
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
                                   APPENDIX A
                                       TO
                            THE LUBRIZOL CORPORATION
                        EXCESS DEFINED CONTRIBUTION PLAN

PARTICIPANTS1                                                       EFFECTIVE DATE
------------ ---------------------------------------------------------------------
1. L. E. Coleman                                                    December 31, 1986
2. W. G. Bares                                                      December 31, 1986
3. R. Y. K. Hsu                                                     December 31, 1986
4. G. R. Hill                                                       December 31, 1986
5. W. R. Jones                                                      December 31, 1986
6. R. A. Andreas                                                    December 31, 1986
7. J. R. Ahern                                                      April 1, 1990
8. K. H. Hopping                                                    April 21, 1991
9. J. W. Bauer                                                      April 27, 1992
10. D. A. Muskat                                                    April 27, 1992
11. J. G. Bulger                                                    June 22, 1992
12. S. F. Kirk                                                      April 26, 1993
13. Y. Le Couedic                                                   April 26, 1993
14. J. E. Hodge                                                     April 26, 1993
15. M. W. Meister                                                   April 26, 1993
16. S. A. Di Biase                                                  April 26, 1993
17. G. P. Lieb                                                      April 25, 1994
18. J. A. Thomas                                                    April 25, 1994

Former Participants2
--------------------
1. P. L. Krug (R)
2. W. T. Beargie (R)
3. W. D. Manning (R)
4. R. W. Scher (R)
5. J. P. Arzul (D)
6. J. R. Cooper (R)
7. J. I. Rue (R)
8. R. J. Senz (T)
9. E. V. Luoma (R)




__________________________________

1 This listing of Participants is limited to those Participants who are also officers for purposes of Section 16 of the Securities Exchange Act of 1934. 2 R = Retired, D = Deceased, T = Terminated.